Exhibit 10.9

SHARE UNIT PLAN

FOR SENIOR EXECUTIVES OF

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY AND ITS SUBSIDIARIES

Effective January 1, 2011

1.                                      PLAN OBJECTIVES

The main goals of the Plan are to:

a.                                       attract qualified candidates to act as senior management of the Participating Corporations;

b.                                      retain members of senior management of the Participating Corporations;

c.                                       motivate the Senior Executives to execute the strategic plan of each business segment; and

d.                                      prompt the Senior Executives to create economic value for the shareholders of Lifeco through aligning the interests of the executives with those of the shareholders.

2.                                      DEFINED TERMS

a.                                       Account has the meaning set out in Section 6.1;

b.                                      Applicable Law means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities and tax legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules;

c.                                       Award means an award of PSUs granted by the Committee to a Participant in accordance with Section 5;

d.                                      Award Date means the effective date of the grant of an Award;

e.                                       Award Notice means the notice, in such form as may be prescribed by the Committee from time to time, evidencing an Award and setting out the Vesting Conditions applicable to such Award;

f.                                        Beneficiary means an individual who, on the date of a Participant’s death, is the person who has been designated in accordance with Section 13 and Applicable Law, or where no such individual has been validly designated by the Participant, or where the individual does not survive the Participant, the Participant’s estate;

g.                                     Board means the Board of Directors of Great-West Life & Annuity Insurance Company;

h.                                     Code means the United States Internal Revenue Code of 1986, as amended from time to time;

i.                                         Committee means the Compensation Committee of the Board;

j.                                         Dividend Equivalents means additional PSUs credited to a Participant’s Account in accordance with Section 6.2 in respect of dividends paid on Shares;

k.                                      Employed or Employment means, with respect to a Participant at a particular time, that at such time (i) he or she is performing work on a full-time basis at a workplace of a Participating Corporation; or (ii) he or she is not actively at work at a workplace of a Participating Corporation due to an approved leave of absence, maternity or parental leave or Short Term Disability, and Employee means a person who is Employed;

l.                                         Initial Award Value means a notional value determined for a Senior Executive by the Committee in respect of a Performance Period to be used to determine the number of PSUs to be granted to such Senior Executive as an Award for such Performance Period;

m.                                   Lifeco means Great-West Lifeco Inc. and any successor corporation, whether by amalgamation, merger or otherwise;

n.                                     Long Term Disability means a mental or physical impairment that renders a Participant unable to perform the duties that the Participant was engaged to perform before the commencement of the impairment and that qualifies as a long term disability under the applicable group insurance plan of the Participating Corporation under which the Participant is covered;

o.                                     Market Value means, with respect to any particular date, the average closing price per Share on the Stock Exchange during the immediately preceding twenty Trading Days;

p.                                     Participant means a Senior Executive who has received an Award that has not been settled or redeemed in full;

q.                                     Participating Corporation means Great-West Life & Annuity Insurance Company and its subsidiaries;

r.                                        Performance Period means, with respect to a PSU, the 3-year period that begins on January 1 of the year that includes the Award Date of such Award and ends on December 31 of the second calendar year commencing after such Award Date;

s.                                      Performance Ratio means the average of the business segment performance to target during each Performance Period.

t.                                        Plan means this Share Unit Plan for Senior Executives of Great-West Life & Annuity Insurance Company and Its Subsidiaries including any schedules and appendices hereto, as amended from time to time;

u.                                     PSU means a performance share unit granted to a Participant that is represented by a bookkeeping entry, the value of which on any particular date shall be equal to the Market Value, and which shall, if it becomes Vested, be settled in accordance with Section 9;

v.                                     Retirement or Retires means the termination of the Participant’s Employment when he or she has retired at or subsequent to normal retirement age as defined in the Great-West Life & Annuity Insurance Company Employees’ and Agents’ Pension Benefits Plan or because of retirement prior to such normal retirement age with the approval of the Chief Executive Officer of Great-West Life & Annuity Insurance Company. The Committee shall have the discretion to determine other circumstances surrounding a termination of Employment which would qualify the Participant as a retiree for purposes of the Plan;

w.                                   Senior Executive means any person Employed by a Participating Corporation and is otherwise ranked in an officer job grade, and any other employee of a Participating Corporation who is designated, or is a member of a class of employee that is designated, by the Committee as a “Senior Executive” eligible to participate in the Plan;

x.                                       Share means a common share of Lifeco and such other share as may be substituted for it as a result of amendments to the articles of Lifeco, arrangement, reorganization or otherwise, including any rights that form a part of the common share or substituted share;

y.                                     Short Term Disability means a mental or physical impairment that renders a Participant temporarily unable to perform the duties that the Participant was engaged to perform before the commencement of the impairment and that qualifies as a short term disability under the applicable short term disability policy of the Participating Corporation under which the Participant is covered;

z.                                       Stock Exchange means the Toronto Stock Exchange, or if the Shares are not listed on the Toronto Stock Exchange, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then the over-the-counter market;

aa.                                Stock Exchange Rules means the applicable rules of the Stock Exchange;

bb.                              Termination or Termination Date (or any derivative thereof) shall mean (i) the date of termination of a Participant’s Employment with a Participating Corporation (other than in connection with the Participant’s transfer to Employment with another Participating Corporation), being the date on which the Participant ceases to be Employed by a Participating Corporation, whether such termination is lawful or otherwise, without giving effect to any period of notice or compensation in lieu of notice, but not including a Participant’s absence from active work during a period of vacation, temporary illness, authorized leave of absence or Short Term Disability, and (ii) in the case of a Participant who does not return to active Employment with a Participating Corporation immediately following a period of absence due to vacation, temporary illness, authorized leave of absence or Short Term Disability, the last day of such period of absence;

cc.                                Trading Day means any day on which the Stock Exchange is open for the trading of Shares and on which Shares are actually traded;

dd.                              US Taxpayer means an individual who is subject to income tax under the Code with respect to his or her PSUs;

ee.                                Vested means the applicable Vesting Conditions in relation to the PSUs included in an Award made pursuant to the Plan (i) have been met; (ii) have been waived or have been deemed to have been met pursuant to Section 8.2 and 8.4, or (iii) or are otherwise waived pursuant to Section 4.3, and “Vesting” has a comparable meaning;

ff.                                    Vesting Conditions means (a) such financial and/or personal performance criteria as may be determined by the Committee in respect of an Award and which are set out in an Award Notice. Such criteria may relate to Lifeco, to any other Participating Corporation, to all Participating Corporations as a group, to a business unit of any Participating Corporation or group comprised of some of the Participating Corporations, either individually, alternatively or in any combination, and may be measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparator group, or otherwise, and including a percentage in excess of 100%; and (b) such criteria relating to continued Employment with a Participating Corporation for such period of time as may be determined by the Committee in respect of an Award and which are set out in an Award Notice; and

gg.                              Vesting Date means the earliest of the dates on which the applicable Vesting Conditions for a PSU are met, deemed to have been met or waived as contemplated in Section 2(ee) and which shall occur no later than the last day of the applicable Performance Period.

3.                                      CONSTRUCTION AND INTERPRETATION

3.1                               Masculine/Feminine; Singular/Plural

In the Plan, references to the masculine include the feminine and reference to the singular shall include the plural and vice versa, as the context shall require.

3.2                               Governing Law

To the extent not governed by U.S. federal law, the Plan shall be governed by and interpreted in accordance with the laws of Colorado.  Notwithstanding any provision of the Plan to the contrary, the Plan will be interpreted and operated to comply with, or be exempt from, the requirements of Code Section 409A to avoid the imposition of any tax or interest thereunder.  No provision of the Plan, however, is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid or payable hereunder, and none of the Participating

Corporations nor any of their affiliates or any of its or their officers, directors, employees, agents or service providers shall under any circumstances have any liability to any person or entity for any taxes, penalties or interest on amounts paid or payable hereunder, including any taxes, penalties or interest imposed under Code Section 409A.

3.3                               Severance of Invalid Provision

If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

3.4                               Headings

Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.

4.                                      ADMINISTRATION OF THE PLAN

4.1                               Administration

The Plan shall be administered by the Committee.

The Committee shall have the authority in its sole and absolute discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan subject to and not inconsistent with the express provisions of the Plan, including, without limitation, the authority:

(a)                                  to make Awards of PSUs to Senior Executives;

(b)                                 to determine the Award Date for Awards;

(c)                                  to determine the Senior Executives to whom, and the time or times at which, Awards shall be made;

(d)                                 to determine the Initial Award Value for each Award;

(e)                                  to approve or authorize the applicable form and terms of the related Award Notices;

(f)                                    to determine the terms and conditions of Awards granted to any Senior Executive, including, without limitation, (A) the number of PSUs subject to an Award, (B) the Performance Period applicable to a PSU, (C) the Vesting Conditions applicable to any PSUs granted hereunder and the conditions, if any, upon which Vesting of any PSU will be waived or accelerated without any further action by the Committee, (D) the circumstances upon which a PSU shall be forfeited, cancelled or expire, (E) the consequences of a Termination with respect to a PSU, and (F) the manner of settlement of Vested PSUs;

(g)                                 to determine whether and the extent to which any Vesting Condition or other requirement applicable to the Vesting of a PSU has been satisfied or shall be waived or modified;

(h)                                 to amend, suspend or terminate the terms of any outstanding Award under the Plan or Award Notice provided, however, that no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a Participant with respect to any then outstanding PSU without his or her consent in writing and provided further, however, that the Committee may amend the terms of a PSU or Award Notice without the consent of the Participant for purposes of complying with Applicable Law or to preserve the accounting or tax treatment thereof;

(i)                                     to determine whether, and the extent to which, adjustments shall be made pursuant to Section 6.3 and the terms of any such adjustments;

(j)                                     to interpret the Plan and Award Notices;

(k)                                  to prescribe, amend and rescind such rules and regulations and make all determinations necessary or desirable for the administration and interpretation of the Plan and Award Notices;

(l)                                     to determine the terms and provisions of Award Notices (which need not be identical) to be issued to Participants in respect of Awards; and

(m)                               to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.2                               Effects of Interpretation by Committee

Any interpretation, rule, regulation, determination or other act of the Committee hereunder shall be made in its sole discretion and shall be conclusively binding upon all persons.

4.3                               Discretion of the Committee

Notwithstanding any other provision hereof or of any applicable instrument of grant, the Committee may accelerate or waive any Vesting Condition applicable to any Award, all Awards, any class of Awards or Awards held by any Participant or any group of Participants.

4.4                               Liability Limitation

No member of the Committee, or of the Board of Directors of any Participating Corporation, or any officer or employee of any Participating Corporation shall be liable for any action or determination made in good faith pursuant to the Plan or any Award Notice under the Plan. To the fullest extent permitted by law, the Participating Corporations shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such person is or was a member of any Committee or Board of Directors or is or was an officer or employee of any Participating Corporation.

4.5                               Delegation and Administration

The Committee may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to any committee or any one or more directors, officers or employees of a Participating Corporation as it may determine from time to time, on such terms and conditions as it may determine, except that the Committee shall not, and shall not be permitted to, delegate any such powers, rights or duties to the extent such delegation is not consistent with Applicable Law.  The Committee may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it, except that the Committee shall not, and shall not be permitted to, appoint or engage such a trustee, custodian or administrator to the extent such appointment or engagement is not consistent with Applicable Law.

5.                                      AWARDS

5.1                               Awards

The Committee shall, in its sole discretion, determine (i) the Senior Executives to whom Awards shall be made under the Plan and (ii) the Initial Award Value of each Award that is granted, and shall issue an Award Notice to each Senior Executive to whom an Award is made.

5.2                               Number of PSUs Awarded

The number of PSUs granted under an Award shall be determined by dividing the Initial Award Value by the Market Value on the Award Date.

6.                                      ACCOUNTS AND DIVIDEND EQUIVALENTS

6.1                               Accounts

An account (“Account”) shall be maintained by Great-West Life & Annuity Insurance Company, as specified by the Committee, for each Participant and will be credited with such notional grants of PSUs as are awarded to a Participant from time to time pursuant to Section 5, together with any Dividend Equivalents received pursuant to Section 6.2.  PSUs awarded to a Participant under Section 5 shall be credited to his or her Account as of the applicable Award Date and Dividend Equivalents shall be credited to a Participant’s Account as of the applicable dividend payment date.  PSUs shall be adjusted up or down by the Performance Ratio at the end of the Performance Period.  PSUs that fail to Vest pursuant to Section 7, or that are paid out to a Participant or his or her Beneficiary, shall be cancelled and shall cease to be recorded in the Participant’s Account as of the date on which such PSUs are forfeited or cancelled under the Plan or are paid out, as the case may be.

6.2                               Dividend Equivalents

Unless otherwise specified in the Award Notice relating to an Award, if and when cash dividends (other than any extraordinary dividend) are paid to persons who are holders of Shares as of a record date occurring during the period from the Award Date under an Award Notice to the date of settlement of the PSUs awarded hereunder, a number of additional PSUs, as the case may be, shall be credited to the Account of the Participant to whom the Award Notice was issued equal to the (i) the cash dividend paid with respect to a Share divided by the Market Value on the dividend payment date, multiplied by (ii) the number of PSUs credited to the Participant’s Account as of the record date for the dividend. The additional PSUs credited to a Participant’s Account shall be subject to the same terms and conditions, including Vesting and settlement terms, as the PSUs in respect of which the additional PSUs were credited.

6.3                               Changes to Share Capital

In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off or other distribution (other than normal cash dividends) of Lifeco’s assets to shareholders, or any other similar changes affecting the Shares, a proportionate adjustment to reflect such change or changes shall be made with respect to the number of PSUs outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable may be substituted for Shares under this Plan, on a basis proportionate to the number of PSUs in a Participant’s Account or some other appropriate basis, all as determined by the Committee in its sole discretion.

7.                                      VESTING OF PSUS

7.1                               Satisfaction of Vesting Conditions

Subject to Section 8, PSUs subject to an Award and Dividend Equivalents credited to the Participant’s Account in respect of such PSUs shall become Vested in such number and on such Vesting Date as may be determined in accordance with the Plan and the Award Notice governing such Award.  For greater certainty, a Participant shall not be considered to be Employed on a Vesting Date if, prior to such Vesting Date, such Participant received a payment in lieu of notice of Termination of Employment, whether under a contract of Employment, as damages or otherwise.

7.2                               Forfeiture of PSUs

Any PSUs awarded to a Participant that do not become Vested shall be forfeited by the Participant, and no cash or other compensation shall at any time be paid to a Participant or any other person in respect of any PSUs which do not become Vested.

8.                                      EMPLOYMENT TERMINATION, DEATH AND SHORT AND LONG TERM DISABILITY

8.1                               Termination of Employment

Unless otherwise determined by the Committee, and except as otherwise provided in Sections 8.2 and 8.4 or in a Participant’s written Employment agreement, if any, with a Participating Corporation, on a Participant’s Termination Date, any PSUs credited to the Participant’s Account which are not Vested PSUs shall terminate and be forfeited.

8.2                               Death and Retirement

Unless otherwise determined by the Committee and except as otherwise provided in a Participant’s written Employment agreement, if any, in the event a Participant dies or Retires prior to the end of the Performance Period relating to an Award, any unvested PSUs then credited to the Participant’s Account shall be deemed to be Vested as of the Participant’s date of death or Retirement, as adjusted up or down by the Performance Ratio achieved during such Performance Period (if and as specified in the relevant Award Notice).  For purposes of such Performance Ratio adjustment,  the ratio for the year of death or Retirement and for any subsequent years of the Performance Period shall be deemed to be 100%.

8.3                               Short Term Disability

Unless otherwise determined by the Committee and except as otherwise provided in a Participant’s written Employment agreement,  if any, in the event a Participant experiences a Short Term Disability prior to the end of the Performance Period relating to an Award of PSUs, the terms of the Plan and of the relevant Award Notice shall continue to apply to such Participant, except that in adjusting the number of such Participant’s PSUs at the end of the relevant Performance Period up or down by the Performance Ratio during such Performance Period (if and as specified in the relevant Award Notice), the ratio for the year in which the Short Term Disability commences and for the subsequent years of the Performance Period during which the Short Term Disability continues shall be deemed to be 100%.  Should a Participant’s Short Term Disability cease prior to the end of any Performance Period the Vesting Conditions set out in the relevant Award Notice shall resume.

8.4                               Long Term Disability

Unless otherwise determined by the Committee and except as otherwise provided in a Participant’s written Employment agreement, if any,  in the event a Participant experiences a Long Term Disability prior to the end of the Performance Period relating to an Award, any unvested PSUs then credited to the Participant’s Account shall be deemed to be Vested as of the date on which the Participant becomes eligible for Long Term Disability, as adjusted up or down by the Performance Ratio achieved during such Performance Period (if and as specified in the relevant Award Notice).  For purposes of such Performance Ratio adjustment, the ratio for the year in which the Participant experiences the Long Term Disability and for any subsequent years of the Performance Period shall be deemed to be 100%.

9.                                      SETTLEMENT OF PSUS

9.1                               Timing of Settlement

Subject to Sections 8.2, 8.3 and 8.4, Vested PSUs shall be settled on or as soon as reasonably practicable following the date on which the Committee makes its determination as to the Vesting thereof and in any event no later than March 15 of the year following the year that includes the Vesting Date thereof; provided, however, that PSUs granted to a Senior Executive and who is or will become eligible for Retirement before the final calendar year in which the Performance Period ends shall in all cases be settled within 90 days after the last day of the Performance Period as established at the time the Senior Executive first obtains a legally binding right to the PSUs, without regard to any subsequent changes thereto, or upon the Participant’s death if earlier.

9.2                               Settlement Payment

Settlement shall be made by way of a cash payment (net of applicable statutory withholdings) to the Participant or to his or her Beneficiary, as the case may be, of an aggregate amount equal to the product of:

A                                      the Market Value as of the Vesting Date,

multiplied by

B                                        the number of Vested PSUs then being settled.

10.                               SHAREHOLDER’S RIGHTS

PSUs are not Shares and an Award of PSUs will not entitle any Participant or other person to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation of Lifeco.

11.                               MISCELLANEOUS

11.1                        Compliance with Laws and Policies

The Participating Corporations’ obligation to make any payments under the Plan is subject to compliance with Applicable Law.  Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of Lifeco and the Participating Corporations applicable to the Participant in connection with the Plan including, without limitation, furnishing to the applicable Participating Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

11.2                        Withholdings

So as to ensure that each Participating Corporation, as applicable, will be able to comply with the applicable provisions of any federal, state, local or foreign law relating to the withholding of tax or other required deductions each Participating Corporation, as applicable, shall withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary to permit such Participating Corporation, as applicable, to so comply.

11.3                        No Right to Continued Employment

Nothing in the Plan or in any Award Notice issued pursuant hereto shall confer upon any Participant the right to continue in the employ of any Participating Corporation, to be entitled to any remuneration or benefits not set forth in the Plan or an Award Notice or to interfere with or limit in any way the right of any Participating Corporation to terminate a Participant’s employment with such Participating Corporation.

11.4                        No Additional Rights

Neither the designation of a Senior Executive as a Participant nor the grant of any PSUs to any Participant entitles any person to an Award, or any additional Award, as the case may be.

11.5                        Amendment, Termination

The Plan may be amended or terminated at any time by the Board in whole or in part.  No amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by Applicable Law, materially adversely affect the rights accrued to such Participants with respect to PSUs granted prior to the date of the amendment.  Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan and each Award thereunder, continuously meets, or remains exempt from, the requirements of Code Section 409A to avoid the imposition of any tax, penalty or interest under such section.

11.6                        Administration Costs

The Participating Corporations will be responsible for all costs relating to the administration of the Plan.

11.7                        Currency

All references in the Plan to currency refer to lawful Canadian currency.

12.                               ASSIGNMENT

Subject to Section 13, the assignment or transfer of the PSUs, or any other benefits under this Plan, shall not be permitted other than by operation of law.

13.                               BENEFICIARY DESIGNATION

Where permitted under Applicable Law, a Participant may designate in writing a beneficiary to receive any rights and benefits under the Plan arising or payable upon the death of such Participant and may change such designation from time to time.  Such designation or change must be in accordance with any Applicable Law governing the Participant and shall be in such form and executed in such manner as the HR Department of Great-West Life & Annuity Insurance Company may from time to time determine.  Any designation or change must be filed with the HR Department of Great-West Life & Annuity Insurance Company.  Subject to Applicable Law, benefits payable as a result of the death of a Participant shall be paid in accordance with the most recent designation filed with the HR Department of Great-West Life & Annuity Insurance Company and, in the absence of an effective designation of a beneficiary, the applicable Participating Corporation shall pay, or shall cause the payment of any benefits under this Plan to be made, to the estate of the Participant.  Payment in accordance with this provision shall completely discharge the liability of the Participating Corporations and the administrator of the Plan.

14.                               EFFECTIVE DATE OF PLAN

The Plan is established effective January 1, 2011.

SHARE UNIT PLAN FOR SENIOR EXECUTIVES OF

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

AND ITS SUBSIDIARIES

DESIGNATION OF BENEFICIARY FORM

To:                              [insert name of applicable Participating Corporation]

I,                                                  , being a participant in the Plan hereby designate the following person as my beneficiary for purposes of the Plan:

Name:

Address:

Under the terms of the Plan, I reserve the right to revoke this designation and to designate another person as my beneficiary.

Signature

Date

By signing this form I acknowledge and confirm the following:

(i) I have obtained, or considered obtaining and elected not to obtain, independent legal advice regarding the implications of making and revoking beneficiary designations under the Plan;

(ii) the validity of this beneficiary designation will depend on the law in effect at the date of my death, including the law in the jurisdiction where I am domiciled at the time of my death; and

(iii) all benefits payable under the Plan will be paid in accordance with applicable law notwithstanding the existence of any beneficiary designation in respect of my Plan account.

SHARE UNIT PLAN

FOR SENIOR EXECUTIVES OF

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

AND ITS SUBSIDIARIES

ACKNOWLEDGEMENT

I confirm and acknowledge that:

1.                                      I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

2.                                      I understand that have no right to a specific Initial Award Value or an Award based thereon with respect to any Performance Period.

3.                                      Any PSUs awarded to me under the Plan for a Performance Period will be subject to the Vesting Conditions set out in the Award Notice for the Performance Period.  Only PSUs that become Vested in accordance with the Plan and the Award Notice will be redeemed for a cash payment.

4.                                      Upon settlement of any Vested PSUs, the Participating Corporations will make all appropriate tax and other withholdings as required by law at that time.

5.                                      The values of all PSUs are based on the value of the common shares of Lifeco and therefore are not guaranteed.

6.                                      No funds will be set aside to guarantee the payment of PSUs.  Future payment of PSUs will remain an unfunded and unsecured liability recorded on the books of Great-West Life & Annuity Insurance Company.

7.                                      The foregoing is only a brief outline of certain key provisions of the Plan.  In the event of any discrepancy between the terms of the Plan and the terms of this Acknowledgement, the terms of the Plan shall prevail.  All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise defined herein.

8.                                      I consent to the holding and processing of personal data provided by me to Lifeco or any Participating Corporation or to any third party service provider for all purposes relating to the operation of the Plan, including (i) administering and maintaining records with respect to me; (ii) providing information to Lifeco (or its affiliates), their agents and any third party administrators of the Plan; (iii) providing information to future purchasers of Lifeco, any affiliate or the business in which I work; and (iv) transferring information about me to a country or territory outside his or her home country that may not provide the same statutory protection for the information as Canada.  This consent shall remain in force for as long as is necessary for purposes of administering the Plan.

Date	(Name of Senior Executive)

(Signature of Senior Executive)

2